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                                                                  EXHIBIT 10.X.1



                         PROFESSIONAL SERVICES AGREEMENT

         This Agreement is entered into as of this 31st day of December 2001, by and between Britton White Jr., an individual of Houston, Texas (hereinafter "Contractor") and EL PASO CORPORATION, a Delaware corporation (together with its subsidiaries and affiliates, pension and retirement plans and trusts, "El Paso" or "Company") (collectively, the "Parties" and individually, a "Party").

         WHEREAS, Contractor is currently an employee and serves as an officer of the Company, and El Paso and Contractor have agreed that Contractor's employment relationship with the Company will terminate effective upon his retirement from the Company on December 31, 2001 (the "Termination Date"); and

         WHEREAS, Contractor agrees to resign any and all officer and director positions with the Company and its affiliates, including pension and retirement plans and trusts, effective as of the Termination Date; and

         WHEREAS, Contractor and El Paso are parties to an employment agreement dated February 22, 1991 (the "Employment Agreement"), and the parties hereby agree that said Employment Agreement is terminated effective December 31, 2001, with no remaining obligations of either party under the Employment Agreement; and

         WHEREAS, El Paso desires for Contractor to perform certain work and services for El Paso subsequent to the Termination Date as an independent contractor of El Paso.

         NOW, THEREFORE, for and in consideration of the sums to be paid hereunder, the mutual covenants and promises to be kept, observed and performed, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged and confessed, Contractor and El Paso do hereby agree as follows:


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1. STATUS OF CONTRACTOR.

         Effective on the Termination Date, Contractor's status as an employee of El Paso will end. The Parties intend that Contractor shall perform work and services for El Paso in the capacity of an independent contractor effective as of January 2, 2002 (the "Effective Date"), in accordance with Articles 2 through 5 below.

2. SERVICES.

         A. The provisions of this Article 2 shall pertain to the engagement by El Paso of Contractor as an independent contractor in accordance with the terms set out below and shall commence on January 2, 2002, and will expire on December 31, 2002, (hereinafter, "Initial Term"), unless such Initial Term shall otherwise be extended by mutual consent of the Parties for an additional period (hereinafter, "Subsequent Term"). The Company may terminate this Agreement at any time during the Initial Term or any Subsequent Term if the Contractor fails to provide satisfactory services as reasonably determined by William A. Wise ("Wise") under the terms of this Agreement. The Contractor may terminate this agreement for any reason upon thirty (30) days written notice to the Company.

         B. Contractor hereby agrees to devote his expertise, capabilities, and talent to the duties described herein and to perform his services in a good and diligent manner reasonably calculated to achieve the objectives of this engagement.

         C. With respect to Contractor's duties hereunder, Wise or his designated representative shall be the Company's representative with regard to work performed by Contractor hereunder.


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         D. Contractor's duties shall include consulting work on legal and other issues as from time to time determined by Wise.

         E. Contractor shall be provided such office space and equipment and secretarial services during the term of the Agreement as is reasonably required by Contractor. In addition, Contractor shall be permitted to retain, during the term of this Agreement and following its expiration or termination, as his personal property and for his personal use in addition to usage in connection with this Agreement, any equipment and devices located at Contractor's home and previously owned by the Company, including but not limited to, one computer obtained through the Homelink Program, one fax machine, handheld devices and similar or related devices. Costs associated with usage of such devices shall be borne by Contractor and billed to the Company only to the extent they comprise reimbursable expenses under this Agreement. The secretarial services to which Contractor is entitled include, but are not limited to, preparation of correspondence and memos, preparation and submission of monthly expense statements, and arrangements and scheduling of travel and meetings related to services performed under this Agreement.

         F. It is expressly agreed that Contractor shall act as an independent contractor and shall have no authority to act for or on behalf of the Company or to bind the Company to any contract or in any other manner without the prior express written consent of the Company. Nothing herein contained shall be construed to create a partnership, joint venture or association of any kind, nor shall Contractor be considered an employee of the Company. Any use by Contractor of the Company's established internal forms and the application to Contractor of the Company's personnel or other


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policies is understood to be merely for the mutual convenience of the Company and Contractor and should not be construed to create, or tend to create, or to evidence, or to tend to evidence, an employer-employee relationship. Contractor agrees to assume full responsibility for payment of all contributions and taxes required under federal or state social security, self-employment, workers' compensation, unemployment compensation, and income tax laws, arising from the performance of services under this Agreement, and for payment of any and all valid sales or use taxes levied on supplies and materials furnished and services performed by Contractor hereunder.

         G. In consideration of the payments to be made to Contractor hereunder, Contractor does agree to keep confidential any information, data, writings, calculations, agreements or knowledge concerning the business, operating records and operating secrets of the Company and its affiliates, which he has or might from time to time acquire, and Contractor agrees to not disclose such confidential information to any person not an employee of the Company or an affiliate, except as expressly authorized in writing by the Company. In addition, Contractor acknowledges that all books, records, lists, printouts, calculations, files, maps, drawings and similar data used by him or generated by him in the performance of services under this Agreement, are the property of the Company, and shall, upon termination of this Agreement for whatever reason, remain the property of the Company, and Contractor covenants that the same shall not be removed or copied in whole or in part by Contractor at any time except for use by the Company and its affiliates including the Company's attorneys, nor be used in any way for the benefit of any person or business entity save and except the Company and its affiliates.


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Upon termination of this Agreement, all of such documents shall, if requested by the Company, be returned immediately to the possession of the Company.

         H. During the entire period that this Agreement is effective, the Contractor shall not engage either directly or indirectly in any activity or business, whether as an officer, director, sole proprietor, employee, partner, majority shareholder, consultant or advisor, which is in direct competition with any business engaged in by the Company or any subsidiary or affiliate of the Company, except as otherwise expressly permitted by the Company.

         I. The Company reposes confidence in the personal qualities and ability of Contractor and it is accordingly understood that this Agreement is personal in nature and may not be assigned by Contractor.

         J. The Company shall have no responsibility for or with respect to Contractor except as specifically provided herein. Provided, however, the Company understands that Contractor is not a member of the Texas State Bar and does not maintain professional liability insurance. The Company agrees to fully indemnify and hold Contractor harmless from any liabilities or expenses resulting or alleged to have resulted from services provided under this Agreement, except for Contractor's gross negligence or willful misconduct.

         K. Subject to Paragraph I, above, this Agreement shall extend to, and be binding upon the Parties hereto and their respective heirs, successors, and assigns.

         L. This Agreement shall be subject to all applicable laws, rules and regulations, both Federal and State.


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         M. No modification or alteration of the terms of this Agreement shall be effective unless in writing, and signed by Contractor and an authorized representative of the Company.

         N. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

3. SERVICES - MONTHLY PAYMENTS.

         A. As consideration for the services to be performed by Contractor hereunder, the Company agrees to make payment, and Contractor agrees to accept compensation and reimbursement of expenses on the following basis:

                  1. Contractor shall be paid $45,833.33 per month for services performed each month in the Initial Term. Payment shall be by check and mailed to Contractor at the address indicated on page 10 of this Agreement on the fifteenth day of each month following the month in which the services are rendered.

                  2. Contractor shall not be required to maintain a residence in the City of Houston, Texas, although it may be convenient to do so during all or some portion of the Term or any Subsequent Term of this Agreement. As a former employee of the Company, Contractor has the right to require the Company to purchase the home acquired by Contractor in connection with his transfer to Houston pursuant to Article III, Section K of the Company's Domestic Relocation Policy effective as of November 1, 1996. The Company and Contractor agree that he shall have a period two (2) years from the date of termination of his employment by the Company, or until December 31, 2003, to exercise such right. The Company further agrees to arrange for, and pay the costs and expenses associated with, one relocation of his and his family's household goods during


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this period from Houston, Texas, to any single location within the lower 48 states within the continental United States, and such payments shall be subject to "gross-up" for any income for taxes associated therewith.

                  3. Contractor shall not be eligible for Company paid medical benefits in his capacity as an independent contractor of the Company. However, Contractor shall be eligible for Company sponsored retiree medical benefits as a retiree of the Company.

                  4. Contractor shall perform his duties and services as required under this Agreement during the Company's normal business hours and shall perform such services, or be available to perform such services, as from time to time agreed to by Wise and Contractor. Contractor may, but shall not be required to, maintain an e-mail account on the Company's Intranet until December 31, 2002, for ease of communications with Company personnel.

                  5. At the time of the payout of prorated Performance Units, if any, to which Contractor may otherwise be entitled as a former employee of the Company, Contractor shall receive the value of the prorated Performance Units and receive the value of the Performance units for an additional six (6) months vesting of Performance Units. As of that date, Contractor's pro rata vested Performance Units shall be 9,000 payable at the end of the performance cycle.

                  6. Payment shall be made for reasonable expenses incurred in the performance of services hereunder, as provided in Article 3, Paragraph B, below.

                  7. Personal automobile usage, to the extent reimbursable, shall be reimbursed at the current company-approved rate (presently $0.325 per mile) when Contractor's personal motor vehicle is used in the performance of services hereunder,


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provided that mileage within the immediate vicinity of Houston, Texas shall not be reimbursed.

         B. Within ten (10) days after the end of each calendar month hereunder, beginning in February 2002, Contractor shall submit a monthly statement and an invoice (in the form of an expense account) indicating the business expenses properly incurred during such month in performing this Agreement, including transportation expenses and other chargeable items such as hotel bills and meals. Said statement and invoice shall be sent to El Paso Corporation, to the attention of Wise. The Company shall pay Contractor not later than twenty (20) days after its receipt and verification of each such statement and invoice. None of Contractor's expenses shall be directly billed to the Company or to any subsidiary or affiliate of the Company.

4. CODE OF CONDUCT.

         Contractor agrees to remain in compliance with the responsibilities and obligations as set forth in the Company's Code of Conduct (with the exception of any specific applications of the Code of Conduct that only pertain to employees).

5. ARBITRATION.

         The Parties agree that all questions as to rights and obligations arising out of the terms of this Agreement are subject to arbitration, the costs of which shall be born by the Company, and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code, Section 171.001, et seq.). If a dispute should arise under this Agreement, either Party within ten (10) days after the date on which the dispute arises may make a demand for arbitration by filing a demand in writing with the other Party.


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         The Parties to this Agreement may agree on one arbitrator, but in the event they cannot so agree, there shall be three arbitrators, one named in writing by each of the Parties within ten (10) days after demand for arbitration is made, and a third arbitrator to be chosen by the two arbitrators named. Should either Party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of the Texas Civil Practice and Remedies Code Section 171.003.

         All arbitration proceedings conducted under the terms of this Agreement and all judicial proceedings to enforce any of the provisions of this Agreement shall take place in Houston, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within Houston, Texas selected by the arbitrators. Notice of the hearing shall be given and the hearing conducted in accordance with the provisions of Sections 171.005, 171.006 and 171.007 of the Texas Civil Practice and Remedies Code. At the hearing, any relevant evidence may be presented by either Party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrators. The arbitrators shall hear and determine the matter and shall execute and acknowledge their award in writing and deliver a copy thereof to each of the Parties by registered or certified mail.

         If there is only one arbitrator, his or her decision shall be binding and conclusive on the Parties. If there are three arbitrators, the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction; or such court may vacate, modify, or correct the award in accordance with


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the provisions of the Texas General Arbitration Act (Texas Civil Practice and
Remedies Code Sections 171.013, 171.014 and 171.015).

         If the arbitrators selected pursuant to this Article 5 shall fail to render a decision within seven (7) days of the date of the hearing, they shall be discharged, and three new arbitrators shall be appointed and shall proceed in the same manner and the process shall be repeated until a decision is reached by at least two of the three arbitrators selected.

6. EFFECTIVE DATE.

         This Agreement shall become effective as of the Effective Date.

7. NOTICES.

         Except as otherwise provided, all notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by registered or certified United States mail, postage prepaid, as follows:

         A.       If to Contractor, addressed to:

                  Mr. Britton White Jr.
                  35 West Terrace Drive
                  Houston, Texas  77007

         B.       If to El Paso, addressed to:

                  El Paso Corporation
                  1001 Louisiana Street
                  Houston, Texas  77001

                  Attention:  Joel  Richards  III
                  Its Executive Vice President, Administration

or to such other address as either Party hereto may request by giving notice as provided in this Article 7.



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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                       EL PASO CORPORATION


                                       By: /s/ JOEL RICHARDS III
                                          -------------------------------------
                                          Joel Richards III
                                          Its Executive Vice President,
                                          Administration


                                       BRITTON WHITE JR.


                                       By: /s/ BRITTON WHITE JR.
                                          -------------------------------------
                                          Britton White Jr.


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